Exhibit 1.1
7,200,000 Shares
Bank of Commerce Holdings
Common Stock
UNDERWRITING AGREEMENT
March 23, 2010
Howe Barnes Hoefer & Arnett, Inc.
As representative of the several Underwriters
named in Schedule I hereto
c/o Howe Barnes Hoefer & Arnett, Inc.
222 South Riverside Plaza
7th Floor
Chicago, Illinois 60606
Ladies and Gentlemen:
     Bank of Commerce Holdings, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom Howe Barnes Hoefer & Arnett, Inc. is acting as representative (the “Representative”) an aggregate of 7,200,000 shares (the “Firm Shares”) of the common stock, no par value per share, of the Company (“Common Stock”). The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments, if any, in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,080,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”
     The Company confirms as follows its agreements with the Representative and the several other Underwriters.
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date (as defined below) and the Option Closing Date (as defined below), if any:
               (i) A registration statement on Form S-1 (File No. 333-164863) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, have been declared effective by the

Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and the documents incorporated by reference therein and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, at the time it became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or, in the case of a free writing prospectus that is not required to be filed with the Commission pursuant to EDGAR, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act;
               (ii) (1) At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the

Prospectus or any amendments or supplements thereto were filed with the Commission and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;
               (iii) Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and Prospectus as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations, and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
               (iv) For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Central time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement or the Pricing Prospectus, and will not conflict with the information contained in the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof;
               (v) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock under the Exchange Act, and such registration statement is effective; at the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act; the Company meets all of the eligibility requirements set forth in General Instruction No. VII of Form S-1;
               (vi) The documents incorporated or deemed to be incorporated by reference in one or more of the Registration Statement, the Pricing Prospectus, and the Prospectus at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Pricing Prospectus, at the time the Registration Statement became effective, at the time the Pricing Prospectus was issued and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
               (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 1(a)(xvi);
               (viii) Each subsidiary of the Company (each a “Subsidiary”) has been duly incorporated (or organized) and is a validly existing corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; Redding Bank of Commerce (the “Bank”) is a California chartered commercial bank in good standing with the California Department of Financial Institutions; the Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended; the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or threatened; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except for the preferred securities issued by Bank of Commerce Holdings Trust and Bank of Commerce Holdings Trust II and a 49% minority interest in Bank of Commerce Mortgage owned by an unaffiliated third party, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the Company has no subsidiaries other than the Bank, Bank of Commerce Mortgage, a California corporation, Bank of Commerce Holdings Trust and Bank of Commerce Holdings Trust II, each Delaware statutory trusts; neither the

Company nor any Subsidiary does business under any name different from its corporate name except the Bank, which also does business as Roseville Bank of Commerce;
               (ix) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock are or were subject to any preemptive or similar rights;
               (x) The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of such Shares is not subject to any preemptive or similar rights;
               (xi) This Agreement has been duly authorized, executed and delivered by the Company;
               (xii) The execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, filing, registration or qualification of or with any such court or governmental agency or body is required in connection with the offering, issue, sale or delivery of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been timely obtained or made by the Company and are in full force and effect under the Securities Act and the rules and regulations promulgated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; as used herein, a “Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

               (xiii) The Shares have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance; the Company is in material compliance with the listing requirements of the NASDAQ Global Market, including, without limitation, the corporate governance standards thereunder, and has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating the listing of the Common Stock;
               (xiv) Moss Adams LLP, who have certified the financial statements and supporting schedules of the Company and the Subsidiaries included in the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and the Rules and Regulations. With respect to the Company, Moss Adams LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related Rules and Regulations;
               (xv) The financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the financial position, results of operations, shareholders’ equity, cash flows, and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates and for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein (and except that the unaudited financial statements do not contain footnotes and are subject to normal year-end adjustments, which are not material, individually or in the aggregate); and the summary selected consolidated financial and other data included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, the Exchange Act Regulations and Item 10 of Regulation S-K under the Securities Act, as applicable;
               (xvi) (a) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (b) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries; (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse

Effect”); (3) other than the execution and delivery of this Agreement, there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise; or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock otherwise than as set forth or contemplated in the Registration Statement, Pricing Disclosure Package, and the Prospectus;
               (xvii) Neither the Company nor any of the Subsidiaries is (1) in violation of its articles of incorporation or by-laws (or other organization documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect; there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including but not limited to Section 402 related to loans and Sections 302 and 906 related to certifications, except as corrected in the amended Section 302 certifications filed with the Company’s Amendments No. 1 on Form 10-Q/A for the periods ended June 30, 2009 and September 30, 2009, respectively, in each case as filed with the Commission on February 9, 2010;
               (xviii) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus or such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary; and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;
               (xix) Other than as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
               (xx) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”), issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits; neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions;
               (xxi) The Company and the Subsidiaries own or possess, or have a valid right to use, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights and other intellectual property (collectively “Intellectual Property”), material to carrying on their businesses as described in the Registration Statement, Pricing Disclosure Package, and Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others, or is otherwise aware of any infringement of or conflict with asserted rights of others, with respect to any Intellectual Property or of any facts or circumstances which in each case would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;
               (xxii) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent;
               (xxiii) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

               (xxiv) The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
               (xxv) Since the date of the latest audited financial statements included in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
               (xxvi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;
               (xxvii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;
               (xxviii) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

               (xxix) Neither the Company nor any of the Subsidiaries (A) is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or other hazardous or toxic substances (collectively, “Hazardous Materials”) or relating to the protection or restoration of the environment or human exposure to Hazardous Materials (collectively, “Environmental Laws”), (B) owns or operates any real property contaminated with any substance that is subject to any Environmental Law, is liable for any off-site disposal or contamination pursuant to any Environmental Law, or (C) is subject to any claim relating to any Environmental Law, which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; the Company is not aware of any pending investigation which might lead to such a claim; and the Company is not aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws;
               (xxx) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;
               (xxxi) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (4) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;
               (xxxii) There are no persons with registration rights or other similar rights to have securities (i) registered pursuant to the Registration Statement, or (ii) otherwise registered by the Company under the Securities Act, except for, in the case of clause (ii), the U.S. Treasury pursuant to the Letter Agreement (the “Letter Agreement”) between the Company and the U.S. Treasury dated November 14, 2008; the U.S. Treasury was duly notified by the Company of the intended filing of the Registration Statement in accordance with the terms of the Letter Agreement, and the time during which the U.S. Treasury had the right to elect to have securities included in the Registration Statement has expired and the U.S. Treasury did not elect to include any securities in the Registration Statement;

               (xxxiii) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
               (xxxiv) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than(i) the Pricing Prospectus, (ii) the Prospectus, (iii) any press release that complies with Rule 134 under the Securities Act, and, (iv) subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;
               (xxxv) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;
               (xxxvi) The Company is duly registered as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended (the “BHCA”). Each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the California Department of Financial Institutions (the “CDFI”) and any other federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank, other than where such failures to comply would not have or may reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Bank is a party to any written agreement or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions. The most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”) is “satisfactory.” Since the Bank’s last regulatory examination of Community Reinvestment Act compliance, the Bank has not received any complaints as to Community Reinvestment Act compliance;

               (xxxvii) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be likely to have or may reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
               (xxxviii) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus and that is not so described;
               (xxxix) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
               (xl) Each of the Company’s executive officers and directors and any shareholders who beneficially own 5% or more of the shares of the capital stock of the Company and certain other shareholders, in each case as listed on Schedule III hereto, has executed and delivered lock-up agreements as contemplated by Section 8(l) hereof;
               (xli) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement; and
               (xlii) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $4.0375 (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying (x) the number of Option Shares as to which such election shall have been exercised by (y) the fraction set forth in clause (a) above.
          The Company hereby grants to the Underwriters the right to purchase at their election up to 1,080,000 Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.
     4. The Company will deliver the Firm Shares to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the aggregate purchase price therefor by wire transfer of federal (same day) funds to the account specified by the Company. The documents to be delivered pursuant to this Agreement shall be delivered to the office of Graham & Dunn PC, 2801 Alaskan Way, Suite 300, Seattle, WA 98121, at 10:00 A.M., Central time, on March 29, 2010, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.
          The time for the delivery of and payment for the Option Shares, being herein referred to as the “Option Closing Date,” which may be the Closing Date, shall be determined by the Representative as provided above. The Company will deliver the Option Shares being purchased on the Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the aggregate purchase price therefor by wire transfer in federal (same day) funds to the account specified by the Company. The documents to be delivered pursuant to this Agreement shall be delivered to the above office of Graham & Dunn PC, 2801 Alaskan Way, Suite 300, Seattle, WA 98121, at 10:00 A.M., Central time on the Option Closing Date.

     5. The Company covenants and agrees with each of the Underwriters as follows:
          (a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
          (b) The Company will (i) give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, (ii) furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (iii) not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.
          (c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdiction as the Underwriters may request.
          (d) The Company will deliver to the Representative upon request, without charge, signed copies of the Initial Registration Statement as originally filed with the Commission, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon the Representative’s request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus and Issuer Free Writing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. Eastern on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto, and any Issuer Free Writing Prospectus, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

          (g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.
          (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”
          (i) The Company will effect and use its best efforts to maintain the listing of the Common Stock (including the Shares) on the NASDAQ Global Market.
          (j) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Stock or shares of restricted stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, provided that such options or shares of restricted stock granted during the 90-day period referred to above shall not be vested or exercisable within such 90-day period, or (3) the issuance of shares of Common Stock upon the exercise of any such options or warrants outstanding on the date hereof. Notwithstanding the foregoing, if (A) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.
          (k) The Company agrees to enforce its rights, if any, under its existing registration rights agreements and shareholders’ agreements, if any, to restrict the transfer of securities within the 90-day period following the Closing Date.
          (l) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
          (m) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.
          (n) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to the Representative as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (provided, that the Company shall be deemed to have furnished and delivered such documents if and when such documents are available through the Commission’s EDGAR System on the Commission’s website).
          (o) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.
     6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto;
          (b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.
     7. The Company covenants and agrees with the several Underwriters that, subject to Section 12, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of Downey Brand LLP, counsel for the Company, Moss Adams LLP, the independent certified public accountants, and other advisors; (ii) the listing or qualification of the Shares for trading on a national securities exchange; (iii) the printing and mailing of this agreement and related documents; (iv) the issuance, transfer, and delivery of the Shares including issue and transfer taxes, if any; (v) the qualification, registration or exemption, if required, of the Shares under the securities laws of those states in which the Underwriters determine to offer the Shares, including the costs of preparing, printing, or mailing “Blue Sky” surveys or filings and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith; (vi) any COBRA desk or other filings with FINRA; (vii) the Company’s travel in connection with “road show” informational meetings and presentations for the brokerage community and institutional investors; and (viii) registrar and transfer agent fees. Whether or not the offering contemplated hereby is consummated, the Company also shall reimburse the Underwriters for an amount not to exceed $80,000 (plus the amount of any “Blue Sky” related fees or disbursements referenced in the proviso to this sentence) of the Underwriters’ reasonable, accountable out-of-pocket expenses, including fees and expenses of counsel to the Underwriters, all due diligence, mailing, telephone, travel, clerical or other costs incurred or to be incurred by the Underwriters or by its sales personnel in connection with the offering contemplated hereby upon invoice; provided that, in addition to foregoing, the reasonable fees and disbursements of counsel to the Underwriters in connection with any “Blue Sky” related qualification, registration, exemption, survey or filing shall be separately billed to the Company and shall be paid by the Company. Each Underwriter will pay its own fees and expenses in connection with the offering contemplated hereby (other than reasonable counsel fees and disbursements with respect to “Blue Sky” related matters) to the extent that such fees and expenses, together with such fees and expenses of the other Underwriters, are, in the aggregate, in excess of $80,000.
     8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Prospectus, which shall include all information omitted from the Pricing Prospectus under Rule 430A under the Securities Act, shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.
          (b) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.
          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
          (d) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, (1) there shall not have been any change in the capital stock of the Company (other than as a result of the exercise of options referred to in the Prospectus) or material change in the long term debt of the Company or any Subsidiary, or (2) there shall not have been any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.
          (e) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representative, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and Section 8(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(d) shall have occurred, and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.
          (f) On the Closing Date or Option Closing Date, as the case may be, Downey Brand LLP, counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Representative, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Representative may reasonably request.
          (g) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, Moss Adams LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (h) On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from Moss Adams LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.
          (i) On the Closing Date or Option Closing Date, as the case may be, Graham & Dunn PC, counsel for the Underwriters, shall have furnished to the Representative their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
          (j) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance. The Common Stock shall be registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ Global Market, and the Company shall not have taken any action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market, nor shall the Company have received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.
          (k) The FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.
          (l) The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit B hereto, from all of the shareholders, officers and directors of the Company listed on Schedule III hereto, and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.
          (m) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

          (n) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities declared by any of the Banking Regulatory Authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.
          If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representative by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.
     9. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the “Commissions and Expenses” paragraph under the caption “Underwriting” and the information contained under the subheading “Stabilization” under the caption “Underwriting”.
          (c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Sections 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of the parties to this Agreement contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     10. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date (the “Defaulted Shares”) and the aggregate number of Defaulted Shares does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of the Defaulted Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Defaulted Shares on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Defaulted Shares exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative and the Company for the purchase of such Defaulted Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.
          In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
          11. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, (b) trading of the Company’s Common Stock on the NASDAQ Global Market shall have been suspended, (c) a general moratorium on commercial banking activities in New York or California shall have been declared by the Banking Regulatory Authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, (d) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, any Material Adverse Effect, or (e) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.
          If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.
     12. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Sections 8, 10, or 11 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13, and 16 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5, and Section 6 shall also remain in effect. Whether or not the offering contemplated hereby is consummated, the Company also shall reimburse the Underwriters for an amount not to exceed $80,000 (plus the amount of any “Blue Sky” related fees or disbursements referenced in the proviso to this sentence) of the Underwriters’ reasonable, accountable out-of-pocket expenses, including fees and expenses of counsel to the Underwriters, all due diligence, mailing, telephone, travel, clerical or other costs incurred or to be incurred by the Underwriters or by its sales personnel in connection with the offering contemplated hereby upon invoice; provided that, in addition to foregoing, the reasonable fees and disbursements of counsel to the Underwriters in connection with any “Blue Sky” related qualification, registration, exemption, survey or filing shall be separately billed to the Company and shall be paid by the Company. Each Underwriter will pay its own fees and expenses in connection with the offering contemplated hereby (other than reasonable counsel fees and disbursements with respect to “Blue Sky” related matters) to the extent that such fees and expenses, together with such fees and expenses of the other Underwriters, are, in the aggregate, in excess of $80,000.

     13. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
     14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Howe Barnes Hoefer & Arnett, Inc., 222 South Riverside Plaza, 7th Floor, Chicago, Illinois 60606 (fax no.: 312-655-2861); Attention: General Counsel, with a copy to Graham & Dunn PC, 2801 Alaskan Way, Suite 300, Seattle, WA 98121(fax no. (206) 340-9599); Attention: Stephen M. Klein. Notices to the Company shall be given to it at Bank of Commerce Holdings, 1951 Churn Creek Road, Redding, CA 96002 (fax no.: (530) 722-3946); Attention: Linda Miles, Executive Vice President and Chief Operating Officer, with a copy to Downey Brand LLP, 621 Capitol Mall, 18th Floor, Sacramento, CA 95814 (fax no. (916) 444-2100); Attention: Bruce Dravis.
     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.
     17. The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of Chicago, Illinois in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.
     18. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory, tax or financial advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory, tax and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the

Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     19. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
[The remainder of this page has been left blank intentionally.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours, Bank of Commerce Holdings
By:	/s/ Patrick J. Moty
	Name:	Patrick J. Moty
	Title:	President & CEO

Accepted as of the date hereof:
Howe Barnes Hoefer & Arnett, Inc.

By:	/s/ Daniel E. Coughlin
	Name:	Daniel E. Coughlin
	Title:	President and Chief Executive Officer

For itself and as Representative of the
other Underwriters named in Schedule I hereto

SCHEDULE I

Number of Firm Shares
Underwriters	to be Purchased
Howe Barnes Hoefer & Arnett, Inc.	6,120,000
McAdams Wright Ragen, Inc.	360,000
Stifel, Nicolaus & Company, Inc.	360,000

Wunderlich Securities, Inc.	360,000

Total	7,200,000

SCHEDULE II
List of Issuer Free Writing Prospectuses
Issuer Free Writing Prospectus filed with the SEC on March 15, 2010.

Schedule III
Beneficial Owners
Robert C. Anderson
Harry L. Grashoff, Jr.
Kenneth R. Gifford, Jr.
Patrick J. Moty
Russell L. Duclos
Lyle L. Tullis
David H. Scott
Orin Bennett
Linda J. Miles
Randall S. Eslick
Jon Halfhide
Ted Cumming
Joe Gibson
Sam Jimenez
Dave Bonuccelli
Gary Burks

EXHIBIT A
OPINION OF DOWNEY BRAND LLP
     (i) The Company is a registered bank holding company under the BHCA.
     (ii) The Company is incorporated and validly existing as a corporation in good standing under the laws of the State of California, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
     (iii) To the knowledge of counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (iv) The Company has the authorized capital stock as set forth in the Prospectus under the heading “Capitalization.” The Shares being delivered at the Closing Date or Option Closing Date, as applicable, have been duly and validly authorized and when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and are fully paid and nonassessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder; The Shares conform to the description thereof contained in the Prospectus.
     (v) To the knowledge of counsel, there have not been any issuances of capital stock of the Company subsequent to the date of the Prospectus, except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus.
     (vi) Except as described in the Prospectus, to the knowledge of counsel, there are no options, agreements, contracts or other rights in existence to acquire from the Company any Common Stock.
     (vii) The issuance and sale of the Shares is not subject to any statutory preemptive rights or, to the knowledge of counsel, other similar rights.
     (viii) The Bank is a state bank duly formed, validly existing and in good standing under the laws of the State of California, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The activities of the Bank as described in the Prospectus are activities permitted for a California-chartered commercial bank under applicable law and the rules and regulations of the Bank Regulatory Authorities, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC. All of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and nonassessable and, to our knowledge, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

     (ix) Based solely upon certificates provided by the Secretary of State of the applicable jurisdiction in which it was organized and limited to the meaning ascribed to such certificates by the applicable Secretary of State, each of Bank of Commerce Holdings Trust and Bank of Commerce Holdings Trust II is a validly existing statutory trust in good standing under the laws of Delaware and, to the knowledge of counsel, except for the preferred securities issued by Bank of Commerce Holdings Trust and Bank of Commerce Holdings Trust II, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     (x) Based solely upon certificates provided by the California Secretary of State and limited to the meaning ascribed to such certificates by the California Secretary of State, Bank of Commerce Mortgage is a validly existing corporation in good standing under the laws of California and, to our knowledge, except as set forth in the Prospectus the Company owns the issued and outstanding stock of Bank of Commerce Mortgage free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
     (xi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (xii) The Initial Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; to our knowledge, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     (xiii) The Initial Registration Statement, including any Rule 462(b) Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, and any further amendment or supplement thereto made by the Company, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.
     (xiv) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
     (xv) The information (i) in the Prospectus under “Description of Capital Stock,” “Dividend Policy,” and “Underwriting” (except for the following subsections of the “Underwriting” section: "—Commissions and Discounts;” “—Price Stabilization, Short Positions and Passive Market Making;” and “—Selling Restrictions”), and under the caption

“Supervision and Regulation” in the Company’s Annual Report on Form 10-K filed on March 5, 2010, which is incorporated by reference into the Prospectus, and (ii) in the Registration Statement under Item 14 (Indemnification of Directors and Officers), insofar as they purport to describe provisions of the law, the Company’s articles of incorporation and by-laws and documents referred to therein are accurate in all material respects.
     (xvi) To the knowledge of counsel, neither the Company nor the Bank is in violation of its charter or by-laws and no default by the Company or the Bank exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is filed with or incorporated by reference as an exhibit to the Registration Statement or any Rule 462(b) Registration Statement (the “Covered Contracts”).
     (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Securities Act and the Rules and Regulations, which have been made or obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares in accordance with the Underwriting Agreement.
     (xviii) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of proceeds from the sale of Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any Covered Contract (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the Bank, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us that in our experience is normally applicable to transactions of the nature contemplated by the Underwriting Agreement, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Bank or any of their respective properties, assets or operations.
     (xix) The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.
     (xx) To the knowledge of counsel, without independent investigation, neither the Company nor the Bank is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or the Bank and neither the Company nor the Bank has been advised by any such governmental entity that such governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.
     (xxi) To the knowledge of counsel, without independent investigation, the Company and the Bank have obtained all material licenses, permits and other governmental authorizations required for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except where the failure to obtain such licenses, permits and other governmental authorizations would not have a Material Adverse Effect, and all such licenses, permits and other governmental authorizations are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; to the knowledge of counsel, without independent investigation, neither the Company nor any of its Subsidiaries have received any communication from any governmental entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order.
     Counsel will also state that while such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters, counsel to the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of such documents, counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and have made no independent check or verification thereof (except as indicated in paragraphs (ii), (viii) and (xi) above). On the basis of the foregoing, no facts have come to counsel’s attention that lead them to believe that, (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, taken together as a whole, as of the Applicable Time and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as of the date of counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, except that in each case counsel need not express any opinion or belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
     In addition, counsel will confirm that, to the knowledge of counsel, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which if determined adversely against the Company or any of its Subsidiaries would reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.
EXHIBIT B
BANK OF COMMERCE HOLDINGS
LOCK-UP AGREEMENT
                    , 2010
Howe Barnes Hoefer & Arnett, Inc.
222 South Riverside Plaza, 7th Floor
Chicago, IL 60606
Re:      Proposed Public Offering by Bank of Commerce Holdings
     The undersigned, an executive officer, director and/or shareholder of Bank of Commerce Holdings, a California corporation, or one of its significant subsidiaries (the “Company”), understands that Howe Barnes Hoefer & Arnett, Inc. (the “Underwriter”), as an underwriter and potentially as representative of the several underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Shares”) of the Company’s common stock, no par value per share (the "Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer, director and/or shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Stock or any securities convertible into or exchangeable or exercisable for Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise. If either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify the Underwriter of any earnings releases, news or events that may give rise to an extension of the initial restricted period.
     Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock (i) as a bona fide gift or gifts, provided that, other than in connection with one or more gifts with aggregate value of less than $25,000 to a charitable organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, which has been disclosed in writing to the Underwriter, pursuant to the terms of such pledge, (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Stock received upon any such exercise is held by the undersigned, individually or as a fiduciary, in accordance with the terms of this Lock-Up Agreement (for purposes of clarification, this clause (iv) shall be deemed to permit any withholding of shares by the Company or the surrender of shares to the Company for the purpose of paying the exercise price or taxes associated with such stock option if the stock option would expire during the period of 90 days from the date of the Underwriting Agreement, but this clause (iv) does not otherwise permit any sale or other disposition of Stock), (v) pursuant to Rule 10b5-1 plans of the undersigned in effect as of the date of this Lock-Up Agreement, which have been disclosed in writing to the Underwriter, or (vi) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has and, except as contemplated by clauses (i) through (v) above, for the duration of the Lock-Up Agreement, will have good and marketable title to the undersigned’s shares of Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that are in existence on the date hereof.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be deemed void ab initio. In addition, this Lock-Up Agreement shall automatically terminate and be of no further effect as of 11:59 p.m. Eastern Time on April 30, 2010 if the Underwriting Agreement has not been entered into on or before such time.
     This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
[Signature appears on the following page.]

Very truly yours,

Signature:

Print Name:

Signature Page to Lock-up Agreement
With Howe Barnes Hoefer & Arnett, Inc.